As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3562403
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Mersana Therapeutics, Inc. 2017 Stock Incentive Plan

Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan

(Full Title of the Plans)

Anna Protopapas

President and Chief Executive Officer

Mersana Therapeutics, Inc.

840 Memorial Drive

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 498-0020

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alejandra Carvajal, Esq.

Chief Legal Officer, Secretary

Mersana Therapeutics, Inc.

840 Memorial Drive

Cambridge, MA 02139

(617) 498-0020

Rosemary G. Reilly, Esq.

Craig Hilts, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed by Mersana Therapeutics, Inc. (the “Registrant”) to register (i) 4,205,794 additional shares of common stock, $0.0001 par value per share, of the Registrant (the “Common Stock”) under the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (the “2017 Plan”), pursuant to the provisions of the 2017 Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2017 Plan on January 1, 2023 and (ii) 450,000 additional shares of Common Stock under the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (the “2017 ESPP” and, together with the 2017 Plan, the “Plans”), pursuant to the provisions of the 2017 ESPP providing for an automatic increase in the number of shares reserved and available for issuance under the 2017 ESPP on January 1, 2023.

The Registrant previously filed with the Securities and Exchange Commission (the “SEC”) (i) registration statements on Form S-8 (File Nos. 333-236775, 333-230159 and 333-219388) on February 28, 2020, March 8, 2019 and July 21, 2017, respectively, with respect to the Plans (the “Prior Combined Registration Statements”) and (ii) registration statements on Form S-8 (File Nos. 333-263085, 333-255975 and 333-222845) on February 28, 2022, May 10, 2021 and February 2, 2018, respectively, with respect to the 2017 Plan (collectively, the “Prior 2017 Plan Registration Statements” and together with the Prior Combined Registration Statements, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statements relating to the Plans are incorporated herein by reference.

Item 8.	Exhibits.

Number	Description
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant, as amended, as of June 9, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38129) filed with the SEC on June 10, 2022).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-38129) filed with the SEC on July 10, 2017).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-218412) filed with the SEC on June 16, 2017).

99.2	Form of Incentive Stock Option Agreement under the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-218412) filed with the SEC on June 16, 2017).

99.3	Form of Nonqualified Stock Option Agreement under the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-218412) filed with the SEC on June 16, 2017).

99.4	Form of Restricted Stock Unit Agreement under the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 001-38129) filed with the SEC on August 6, 2021).

99.5	Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K (File No. 001-38129) filed with the SEC on February 28, 2023).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 28, 2023.

MERSANA THERAPEUTICS, INC.

By:	/s/ Anna Protopapas
	Name:	Anna Protopapas
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Mersana Therapeutics, Inc., hereby severally constitute and appoint Anna Protopapas and Brian DeSchuytner, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Mersana Therapeutics, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2023.

Signature	Title

/s/ Anna Protopapas	President, Chief Executive Officer, and Director
Anna Protopapas	(Principal Executive Officer)

/s/ Brian DeSchuytner	Senior Vice President, Chief Financial Officer
Brian DeSchuytner	(Principal Financial Officer)

/s/Ashish Mandelia	Vice President, Controller
Ashish Mandelia	(Principal Accounting Officer)

/s/ David Mott	Director, Chairman of the Board
David Mott

/s/ Lawrence Alleva	Director
Lawrence Alleva

/s/ Willard H. Dere, M.D.	Director
Willard H. Dere, M.D.

/s/ Allene M. Diaz	Director
Allene M. Diaz

/s/ Andrew A. F. Hack, M.D., Ph.D.	Director
Andrew A. F. Hack, M.D., Ph.D.

/s/ Kristen Hege, M.D.	Director
Kristen Hege, M.D.

/s/ Martin H. Huber, M.D.	Director
Martin H. Huber, M.D.